UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana 47025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)       The annual meeting of stockholders of United Community Bancorp (the “Company”) was held on December 7, 2017.

(b)       The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders was as follows:

1.      The following individuals were elected as directors, for the term reflected below, by the following vote.

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

For a term of three years:
Robert J. Ewbank	2,189,805	410,849	1,076,740
William F. Ritzmann	2,153,947	446,707	1,076,740

2.	The appointment of Clark, Schafer, Hackett & Co. as the independent registered public accounting firm for the fiscal year ending June 30, 2018 was ratified by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
3,657,932	7,677	11,785

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting of stockholders and the vote was as follows:

FOR	AGAINST	ABSTAIN
2,223,822	219,641	157,190

There were 1,076,741 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: December 11, 2017	By:	/s/ Elmer G. McLaughlin
Elmer G. McLaughlin President and Chief Executive Officer

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